EXHIBIT 99.1

Flushing Financial Corporation Reports First Quarter Results GAAP Diluted EPS of $0.42, Up 27.3% YOY Driven by 11.5% Annualized Loan Growth and Record Net Interest Income

FIRST QUARTER 20171

  GAAP diluted EPS was $0.42, up 27.3% YoY but down 16.0% QoQ, largely due to net gain on sale of buildings in 4Q16, and core diluted EPS was $0.40, up 21.2% YoY and unchanged QoQ
  Record net interest income of $43.4 million, an improvement of 2.5% QoQ
  Net interest margin was 2.95%, down 1bp QoQ
    Excluding prepayment penalty income from loans and securities and recovered interest from nonaccrual loans, net interest margin improved to 2.85%, up 4bps QoQ
  GAAP and core ROAE improved to 9.5% and 9.1%, compared with 8.0% and 8.1% for 1Q16
  GAAP and core ROAA both improved to 0.8%, compared with 0.7% for 1Q16
  Increased quarterly dividend by 6% to $0.18 per share

UNIONDALE, N.Y., April 25, 2017 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the first quarter ended March 31, 2017.

John R. Buran, President and Chief Executive Officer, remarked, “The positive momentum we saw at the end of last year carried over to a strong start in 2017. Loan growth of 3% coupled with an uptick on the yield of loan originations and purchases during the first quarter resulted in record net interest income. Credit quality remains a Company strength as we recorded minimal net charge offs and the percentage of non-performing assets to total assets improved from December 31, 2016. We continue to be well positioned for the future, as our loan pipeline totals over $300 million at an average rate of 4.15% as of March 31, 2017.”

“We moved further ahead with our strategy of enhancing operational scalability and efficiency by converting our fifth branch to the Universal Banker model, which provides our customers with cutting-edge technology and a higher-quality experience, while allowing us to operate our branches with reduced facilities and staffing costs. We sustained deposit growth, as total deposits increased 4% for the quarter and 9% from March 31, 2016, while our core deposits increased 4% from both the linked quarter and March 31, 2016.”

The Company retains its focus on maintaining strong risk management practices, including conservative underwriting standards and improving yields to achieve desired risk-adjusted returns.

___________________________________________

1 Core diluted earnings per common share (“core diluted EPS”), core ROAE and core ROAA are not Generally Accepted Accounting Principle (“GAAP”) measures.

For a GAAP to non-GAAP reconciliation of core diluted EPS, core ROAE and core ROAA, refer to the table entitled “Reconciliation of Non-GAAP Financial Measures.”

  In the first quarter, $238.9 million of multi-family, commercial real estate, and commercial business loans were originated and purchased, representing 89.6% of all originations while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.
  The average interest rate obtained for first quarter originations and purchases improved to 3.85% compared to 3.81% for the linked quarter and 3.77% for 1Q16.
  The average rate of mortgage loan applications in the pipeline totaled 4.15% at March 31, 2017 as compared to 4.20% at December 31, 2016, and 4.03% at March 31, 2016.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during the first quarter of 2017 had a low average loan-to-value ratio of 49.7% and an average debt coverage ratio of 176%
  Monitor and enhance due diligence to realize strategically favorable multi-family and commercial real estate concentration levels.

As in prior years, the first quarter results include seasonal non-interest expenses related to annual restricted stock awards for employees and directors along with increased payroll taxes. The seasonal items increased non-interest expense by approximately $3 million, or $0.06 per diluted common share. The restricted stock awards also affected the Company’s tax rate by reducing the tax rate to approximately 30%. We anticipate an annual tax rate of approximately 35% for 2017.

Mr. Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities
  Enhance core earnings power by managing net interest margin and improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Quarter ended March 31, 2017 (1Q17) compared to the quarters ended March 31, 2016 (1Q16) and December 31, 2016 (4Q16).

March 31, 2017 compared to December 31, 2016 (“QoQ”) March 31, 2017 compared to March 31, 2016 (“YoY”).

Net Interest Income

Net interest income for 1Q17 improved to $43.4 million, an increase of 5.5% YoY and 2.5% QoQ.

  Net interest margin of 2.95%, decreased 5bpsYoY and decreased 1bp QoQ
  Net interest spread of 2.84%, decreased 5bps YoY but remains unchanged QoQ
  Net interest income includes prepayment penalty income from loans and securities of $1.1 million in 1Q17 compared with $2.2 million in 1Q16 and $1.6 million in 4Q16, and recovered interest from nonaccrual loans of $0.5 million in 1Q17, compared with $0.1 million in 1Q16 and $0.6 million in 4Q16
  Excluding prepayment penalty income from loans and securities and recovered interest from nonaccrual loans, the yield on interest-earning assets would have been 3.80% in both 1Q17 and 1Q16 and 3.77% in 4Q16, and the net interest margin would have improved to 2.85% in 1Q17, compared with 2.83% in 1Q16 and 2.81% in 4Q16
  Average balance of total interest-earning assets of $5,873.8 million increased $383.1 million, or 7.0% YoY and $156.5 million, or 2.7% QoQ
  Yield on interest-earning assets of 3.90% decreased 6bps YoY and decreased 2bps QoQ
  Cost of interest-bearing liabilities of 1.06% decreased 1bp YoY and decreased 2bps QoQ, driven by an improvement in our funding mix
  Cost of funds of 1.01% a decrease of 1bp YoY but remains unchanged QoQ

Non-interest Income

Non-interest income for 1Q17 was $3.7 million, an increase of $1.1 million, or 45.2% YoY, but a decrease of $11.7 million, or 76.1% QoQ, largely driven by a decrease of $14.2 million from the net gain on sale of buildings in 4Q16.

  The 1Q17 includes a gain from life insurance proceeds of $1.2 million compared to proceeds of $0.4 million in 1Q16 and $2,000 in 4Q16.
  Losses from fair value adjustments decreased in 1Q17 to $0.4 million which was a reduction of $0.6 million from 1Q16 and $0.1 million from 4Q16.

Non-interest Expense

Non-interest expense for 1Q17 was $29.6 million, an increase of $1.1 million, or 3.7% YoY, and a decrease of $5.8 million, or 16.4% QoQ, largely driven by a decrease of $8.3 million relating to a non-recurring prepayment penalty in 4Q16.

  Salaries and benefits increased $0.8 million YoY primarily due to annual salary increases and additions in staffing and increased $1.3 million QoQ due to annual salary increases, annual restricted stock unit awards to employees and increased payroll taxes partially offset by a decline in other stock-based compensation costs because of a decrease in the Company’s stock price
  The first quarter of each year includes the impact of annual grants of employee and director restricted stock unit awards; restricted stock expense totaled $3.3 million in 1Q17 compared to $3.0 million in 1Q16 and $0.7 million in 4Q16
  Non-interest expense (excluding: salaries and benefits expense, director restricted stock unit awards, prepayment penalty on borrowings and net gain/losses on sale of OREO) totaled $11.3 million in 1Q17 and 1Q16 but was an increase of $0.3 million, or 3.1% QoQ
  The efficiency ratio improved to 64.0% in 1Q17 from 64.5% in 1Q16 but increased from 59.6% in 4Q16, primarily driven by annual grants of restricted stock awards

Provision for Income Taxes

The provision for income taxes for 1Q17 was $5.3 million, a decrease of $0.4 million YoY and $2.9 million QoQ.

  Pre-tax income increased by $2.3 million, or 15.4% YoY and decreased $4.9 million, or 21.8% QoQ
  The effective tax rates were 30.0% in 1Q17, 37.0% in 1Q16 and 36.2% in 4Q16
  The improvement in the Company’s effective tax rate was primarily due to a change in 1Q17 to the accounting treatment of deductible stock compensation expense from prior years; in prior years the tax impact of deductible stock compensation expense flowed through additional paid-in-capital and did not have an impact of the Company’s effective tax rate
  Deductible stock compensation is required to be treated, for tax purposes, as a discrete tax item in the period the shares vest; our stock awards generally vest in the first quarter, therefore we anticipate the Company’s effective tax rate to increase to approximately 36.0% in the second quarter of 2017 and be approximately 35% for the full year
  Exclusive of the deductible stock compensation expense the effective tax rate for 1Q17 would have been approximately 36.0% which would reduce both GAAP and core EPS by $0.03

Financial Condition Summary:

Loans:

  Net loans were $4,952.4 million reflecting an increase of 2.9% QoQ (not annualized) and 11.6% YoY as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full banking relationship
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $238.9 million for the quarter, or 89.6% of loan production
  Loan pipeline totaled $303.1 million at March 31, 2017, compared to $310.9 million at December 31, 2016 and $436.5 million at March 31, 2016
  The loan-to-value ratio on our portfolio of real estate dependent loans as of March 31, 2017 totaled 40.3%.

The following table shows the average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	March 31,	December 31,	March 31,
Loan type	2017	2016	2016
Mortgage loans	3.78%	3.70%	3.78%
Non-mortgage loans	4.02%	4.05%	3.73%
Total loans	3.85%	3.81%	3.77%

Credit Quality

  Non-performing loans totaled $18.5 million, a decrease of $2.9 million, or 13.5%, from $21.4 million at December 31, 2016
  Classified assets totaled $47.8 million, an increase of $3.8 million, or 8.7%, from $44.0 million at December 31, 2016, primarily due to an increase in substandard taxi medallion loans, partially offset by reductions in non-performing assets
  Loans classified as troubled debt restructured totaled $17.3 million, a decrease of $0.2 million, or 1.0%, from $17.4 million at December 31, 2016
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 38.3% average loan-to-value for non-performing loans collateralized by real estate at March 31, 2017
  No provision for loan losses was recorded in the first quarter of 2017 or all of 2016 due to continued strong credit quality

Capital Management

  The Company and Bank are subject to the same regulatory requirements and at March 31, 2017, both were well capitalized under all regulatory requirements
  During 1Q17, stockholders’ equity increased $11.5 million, or 2.2%, to $525.4 million due to net income of $12.3 million and an increase in other comprehensive income, partially offset by the declaration and payment of dividends on the Company’s common stock
  As of March 31, 2017, up to 495,905 shares may be repurchased under the current authorized stock repurchase program, which has no expiration or maximum dollar limit; there were no purchases in 1Q17
  Book value per common share increased to $18.24 at March 31, 2017, from $17.95 at December 31, 2016 and $16.83 at March 31, 2016
  Tangible book value per common share, a non-GAAP measure, increased to $17.69 at March 31, 2017, from $17.40 at December 31, 2016 and $16.29 at March 31, 2016

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow –

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Interest and Dividend Income
Interest and fees on loans	$50,885	$49,973	$47,558
Interest and dividends on securities:
Interest	6,095	5,866	6,592
Dividends	121	121	119
Other interest income	153	59	94
Total interest and dividend income	57,254	56,019	54,363

Interest Expense
Deposits	8,980	8,760	7,973
Other interest expense	4,885	4,908	5,257
Total interest expense	13,865	13,668	13,230

Net Interest Income	43,389	42,351	41,133
Provision for loan losses	-	-	-
Net Interest Income After Provision for Loan Losses	43,389	42,351	41,133

Non-interest Income
Banking services fee income	874	983	976
Net loss on sale of securities	-	(839)	-
Net gain on sale of loans	210	-	341
Net gain on sale of buildings	-	14,204	-
Net loss from fair value adjustments	(378)	(509)	(987)
Federal Home Loan Bank of New York stock dividends	823	794	623
Gains from life insurance proceeds	1,161	2	411
Bank owned life insurance	795	701	695
Other income	204	90	481
Total non-interest income	3,689	15,426	2,540

Non-interest Expense
Salaries and employee benefits	17,104	15,801	16,261
Occupancy and equipment	2,496	2,550	2,370
Professional services	1,996	1,813	2,150
FDIC deposit insurance	326	613	904
Data processing	1,203	1,135	1,091
Depreciation and amortization	1,165	1,187	1,032
Other real estate owned/foreclosure expense	351	476	153
Prepayment penalty on borrowings	-	8,274	-
Other operating expenses	4,923	3,526	4,536
Total non-interest expense	29,564	35,375	28,497

Income Before Income Taxes	17,514	22,402	15,176

Provision for Income Taxes
Federal	4,749	8,062	4,747
State and local	505	54	868
Total taxes	5,254	8,116	5,615

Net Income	$12,260	$14,286	$9,561

Basic earnings per common share	$0.42	$0.50	$0.33
Diluted earnings per common share	$0.42	$0.50	$0.33
Dividends per common share	$0.18	$0.17	$0.17

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,	March 31,
	2017	2016	2016
ASSETS
Cash and due from banks	$51,215	$35,857	$51,417
Securities held-to-maturity:
Other securities	36,406	37,735	7,885
Securities available for sale:
Mortgage-backed securities	537,905	516,476	668,412
Other securities	346,238	344,905	372,851
Loans:
Multi-family residential	2,261,946	2,178,504	2,039,794
Commercial real estate	1,268,770	1,246,132	1,058,028
One-to-four family ― mixed-use property	561,355	558,502	571,846
One-to-four family ― residential	184,201	185,767	191,158
Co-operative apartments	7,216	7,418	8,182
Construction	12,413	11,495	7,472
Small Business Administration	10,519	15,198	14,701
Taxi medallion	18,832	18,996	20,757
Commercial business and other	632,503	597,122	531,322
Net unamortized premiums and unearned loan fees	16,836	16,559	15,281
Allowance for loan losses	(22,211)	(22,229)	(21,993)
Net loans	4,952,380	4,813,464	4,436,548
Interest and dividends receivable	20,602	20,228	19,369
Bank premises and equipment, net	26,026	26,561	25,130
Federal Home Loan Bank of New York stock	57,384	59,173	53,368
Bank owned life insurance	129,824	132,508	114,405
Goodwill	16,127	16,127	16,127
Other assets	57,378	55,453	47,555
Total assets	$6,231,485	$6,058,487	$5,813,067

LIABILITIES
Due to depositors:
Non-interest bearing	$344,028	$333,163	$280,450
Interest-bearing:
Certificate of deposit accounts	1,411,819	1,372,115	1,362,062
Savings accounts	254,822	254,283	268,057
Money market accounts	851,129	843,370	485,774
NOW accounts	1,487,120	1,362,484	1,610,932
Total interest-bearing deposits	4,004,890	3,832,252	3,726,825
Mortgagors' escrow deposits	61,828	40,216	56,612
Borrowed funds	1,227,852	1,266,563	1,190,789
Other liabilities	67,485	72,440	70,612
Total liabilities	5,706,083	5,544,634	5,325,288

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at March 31, 2017, December 31, 2016 and March 31, 2016; 28,811,160
shares, 28,632,904 shares and 28,986,566 shares outstanding at March 31, 2017,
December 31, 2016 and March 31, 2016, respectively)	315	315	315
Additional paid-in capital	215,501	214,462	211,735
Treasury stock (2,719,435 shares, 2,897,691 shares and 2,544,029 shares at
March 31, 2017, December 31, 2016 and March 31, 2016, respectively)	(51,224)	(53,754)	(46,307)
Retained earnings	367,944	361,192	320,725
Accumulated other comprehensive income (loss), net of taxes	(7,134)	(8,362)	1,311
Total stockholders' equity	525,402	513,853	487,779

Total liabilities and stockholders' equity	$6,231,485	$6,058,487	$5,813,067

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended
	March 31,		December 31,		March 31,
	2017		2016		2016
Per Share Data
Basic earnings per share	$0.42		$0.50		$0.33
Diluted earnings per share	$0.42		$0.50		$0.33
Average number of shares outstanding for:
Basic earnings per common share computation	29,019,070		28,849,783		29,096,663
Diluted earnings per common share computation	29,022,745		28,859,665		29,111,172
Shares outstanding	28,811,160		28,632,904		28,986,566
Book value per common share (1)	$18.24		$17.95		$16.83
Tangible book value per common share (2)	$17.69		$17.40		$16.29

Stockholders' Equity
Stockholders' equity	$525,402		$513,853		$487,779
Tangible stockholders' common equity	509,666		498,115		472,059

Average Balances
Total loans, net	$4,868,048		$4,757,124		$4,389,331
Total interest-earning assets	5,873,799		5,717,298		5,490,714
Total assets	6,168,848		6,003,125		5,774,750
Total due to depositors	4,088,031		3,796,337		3,746,268
Total interest-bearing liabilities	5,254,640		5,077,893		4,959,563
Stockholders' equity	517,800		512,317		479,424

Performance Ratios (3)
Return on average assets	0.79%		0.95%		0.66%
Return on average equity	9.47		11.15		7.98
Yield on average interest-earning assets	3.90		3.92		3.96
Cost of average interest-bearing liabilities	1.06		1.08		1.07
Interest rate spread during period	2.84		2.84		2.89
Net interest margin	2.95		2.96		3.00
Non-interest expense to average assets	1.92		2.36		1.97
Efficiency ratio (4)	63.98		59.63		64.50
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.13	X	1.11	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense, prepayment penalties from the extinguishment of debt and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments, net gain and losses from the sale of securities, life insurance proceeds, and sale of buildings).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the three	At or for the	At or for the three
	months ended	year ended	months ended
	March 31, 2017	December 31, 2016	March 31, 2016

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$550,055	$539,228	$497,698
Common equity Tier 1 capital	516,706	506,432	470,685
Total risk-based capital	647,266	636,457	519,691

Tier 1 leverage capital (well capitalized = 5%)	8.92%	9.00%	8.65%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.59	11.79	11.84
Tier 1 risk-based capital (well capitalized = 8.0%)	12.34	12.56	12.52
Total risk-based capital (well capitalized = 10.0%)	14.52	14.82	13.07

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$616,017	$607,033	$498,308
Common equity Tier 1 capital	616,017	607,033	498,308
Total risk-based capital	638,228	629,262	520,300

Tier 1 leverage capital (well capitalized = 5%)	9.98%	10.12%	8.65%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.80	14.12	12.51
Tier 1 risk-based capital (well capitalized = 8.0%)	13.80	14.12	12.51
Total risk-based capital (well capitalized = 10.0%)	14.30	14.64	13.06

Capital ratios:
Average equity to average assets	8.39%	8.40%	8.30%
Equity to total assets	8.43	8.48	8.39
Tangible stockholders' common equity to tangible assets (1)	8.20	8.24	8.14

Asset quality:
Non-accrual loans (2)	$17,858	$21,030	$22,101
Non-performing loans	18,535	21,416	25,302
Non-performing assets	18,535	21,949	29,904
Net charge-offs/ (recoveries)	18	(694)	(458)

Asset quality ratios:
Non-performing loans to gross loans	0.37%	0.44%	0.57%
Non-performing assets to total assets	0.30	0.36	0.51
Allowance for loan losses to gross loans	0.45	0.46	0.49
Allowance for loan losses to non-performing assets	119.84	101.28	73.54
Allowance for loan losses to non-performing loans	119.84	103.80	86.92

Full-service customer facilities	19	19	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	March 31, 2017				December 31, 2016				March 31, 2016
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,213,482	$44,429	4.22%		$4,140,511	$44,219	4.27%		$3,839,325	$42,454	4.42%
Other loans, net	654,566	6,456	3.95		616,613	5,754	3.73		550,006	5,104	3.71
Total loans, net (1)	4,868,048	50,885	4.18		4,757,124	49,973	4.20		4,389,331	47,558	4.33
Taxable securities:
Mortgage-backed
securities	529,942	3,367	2.54		514,527	3,002	2.33		658,764	4,174	2.53
Other securities	239,345	2,072	3.46		248,765	2,203	3.54		229,991	1,745	3.03
Total taxable securities	769,287	5,439	2.83		763,292	5,205	2.73		888,755	5,919	2.66
Tax-exempt securities: (2)
Other securities	146,502	777	2.12		147,184	782	2.13		127,355	792	2.49
Total tax-exempt securities	146,502	777	2.12		147,184	782	2.13		127,355	792	2.49
Interest-earning deposits
and federal funds sold	89,962	153	0.68		49,698	59	0.47		85,273	94	0.44
Total interest-earning
assets	5,873,799	57,254	3.90		5,717,298	56,019	3.92		5,490,714	54,363	3.96
Other assets	295,049				285,827				284,036
Total assets	$6,168,848				$6,003,125				$5,774,750

Interest-bearing Liabilities:
Deposits:
Savings accounts	$254,255	$307	0.48		$256,677	$309	0.48		$262,443	$298	0.45
NOW accounts	1,568,267	2,207	0.56		1,370,618	2,028	0.59		1,621,779	1,922	0.47
Money market accounts	860,779	1,499	0.70		780,233	1,315	0.67		457,895	606	0.53
Certificate of deposit
accounts	1,404,730	4,940	1.41		1,388,809	5,081	1.46		1,404,151	5,121	1.46
Total due to depositors	4,088,031	8,953	0.88		3,796,337	8,733	0.92		3,746,268	7,947	0.85
Mortgagors' escrow
accounts	54,616	27	0.20		58,151	27	0.19		49,947	26	0.21
Total interest-bearing
deposits	4,142,647	8,980	0.87		3,854,488	8,760	0.91		3,796,215	7,973	0.84
Borrowings	1,111,993	4,885	1.76		1,223,405	4,908	1.60		1,163,348	5,257	1.81
Total interest-bearing
liabilities	5,254,640	13,865	1.06		5,077,893	13,668	1.08		4,959,563	13,230	1.07
Non interest-bearing
demand deposits	330,215				331,232				273,937
Other liabilities	66,193				81,683				61,826
Total liabilities	5,651,048				5,490,808				5,295,326
Equity	517,800				512,317				479,424
Total liabilities and
equity	$6,168,848				$6,003,125				$5,774,750

Net interest income /
net interest rate spread		$43,389	2.84%			$42,351	2.84%			$41,133	2.89%

Net interest-earning assets /
net interest margin	$619,159		2.95%		$639,405		2.96%		$531,151		3.00%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.13	X			1.11	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.6 million, $0.9 million and $1.5 million for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(2) Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Dollars in thousands)
(Unaudited)

					March 2017 vs.		March 2017 vs.
	March 31,	December 31,	September 30,	June 30,	December, 2016	March 31,	March 2016
	2017	2016	2016	2016	% Change	2016	% Change
Deposits
Non-interest bearing	$344,028	$333,163	$320,060	$317,112	3.3%	$280,450	22.7%
Interest bearing:
Certificate of deposit
accounts	1,411,819	1,372,115	1,384,551	1,411,550	2.9%	1,362,062	3.7%
Savings accounts	254,822	254,283	258,058	260,528	0.2%	268,057	(4.9%)
Money market accounts	851,129	843,370	733,361	452,589	0.9%	485,774	75.2%
NOW accounts	1,487,120	1,362,484	1,296,475	1,453,540	9.1%	1,610,932	(7.7%)
Total interest-bearing
deposits	4,004,890	3,832,252	3,672,445	3,578,207	4.5%	3,726,825	7.5%

Total deposits	$4,348,918	$4,165,415	$3,992,505	$3,895,319	4.4%	$4,007,275	8.5%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Dollars in thousands)
(Unaudited)

Loan Origination and Purchases

	For the three months
	March 31,	December 31,	March 31,
	2017	2016	2016
Multi-family residential	$126,708	$77,812	$69,643
Commercial real estate	35,732	77,607	62,137
One-to-four family – mixed-use property	18,542	20,242	18,245
One-to-four family – residential	5,920	7,770	9,493
Construction	2,544	9,738	1,687
Small Business Administration	641	1,662	6,001
Commercial business and other	76,484	87,761	62,034
Total	$266,571	$282,592	$229,240

Loan Composition

					March 2017 vs.		March 2017 vs.
	March 31,	December 31,	September 30,	June 30,	December 2016	March 31,	March 2016
	2017	2016	2016	2016	% Change	2016	% Change
Loans:
Multi-family residential	$2,261,946	$2,178,504	$2,171,289	$2,159,138	3.8%	$2,039,794	10.9%
Commercial real estate	1,268,770	1,246,132	1,195,266	1,146,400	1.8%	1,058,028	19.9%
One-to-four family ―
mixed-use property	561,355	558,502	555,691	566,702	0.5%	571,846	(1.8%)
One-to-four family ― residential	184,201	185,767	183,993	190,251	(0.8%)	191,158	(3.6%)
Co-operative apartments	7,216	7,418	7,494	7,571	(2.7%)	8,182	(11.8%)
Construction	12,413	11,495	11,250	9,899	8.0%	7,472	66.1%
Small Business Administration	10,519	15,198	14,339	14,718	(30.8%)	14,701	(28.4%)
Taxi medallion	18,832	18,996	20,536	20,641	(0.9%)	20,757	(9.3%)
Commercial business and other	632,503	597,122	564,972	564,084	5.9%	531,322	19.0%
Net unamortized premiums
and unearned loan fees	16,836	16,559	16,447	16,875	1.7%	15,281	10.2%
Allowance for loan losses	(22,211)	(22,229)	(21,795)	(22,198)	(0.1%)	(21,993)	1.0%
Net loans	$4,952,380	$4,813,464	$4,719,482	$4,674,081	2.9%	$4,436,548	11.6%

Loan Activity

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Loans originated and purchased	$266,571	$282,592	$233,243	$387,863	$229,240
Principal reductions	(122,897)	(187,780)	(183,583)	(149,308)	(152,521)
Loans sold	(4,874)	-	(3,693)	(2,310)	(5,515)
Loan charged-offs	(179)	(370)	(541)	(101)	(147)
Foreclosures	-	(138)	-	-	(408)
Net change in deferred (fees) and costs	277	112	(428)	1,594	(87)
Net change in the allowance for loan losses	18	(434)	403	(205)	(458)
Total loan activity	$138,916	$93,982	$45,401	$237,533	$70,104

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$-	$-	$-	$574	$792
Commercial real estate	75	-	1,183	320	1,083
One-to-four family - mixed-use property	-	386	470	635	743
One-to-four family - residential	-	-	-	13	13
Construction	602	-	-	-	570
Total	677	386	1,653	1,542	3,201

Non-accrual Loans:
Multi-family residential	1,354	1,837	1,649	3,162	3,518
Commercial real estate	1,462	1,148	1,157	2,299	3,295
One-to-four family - mixed-use property	3,328	4,025	4,534	6,005	5,519
One-to-four family - residential	7,847	8,241	8,340	8,406	8,861
Small business administration	58	1,886	2,132	185	201
Taxi Medallion	3,771	3,825	3,971	196	196
Commercial business and other	38	68	99	128	511
Total	17,858	21,030	21,882	20,381	22,101

Total Non-performing Loans	18,535	21,416	23,535	21,923	25,302

Other Non-performing Assets:
Real estate acquired through foreclosure	-	533	2,839	3,668	4,602
Total	-	533	2,839	3,668	4,602

Total Non-performing Assets	$18,535	$21,949	$26,374	$25,591	$29,904

Non-performing Assets to Total Assets	0.30%	0.36%	0.44%	0.43%	0.51%
Allowance For Loan Losses to Non-performing Loans	119.8%	103.8%	92.6%	101.3%	86.9%

Net Charge-Offs (Recoveries)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Multi-family residential	$(16)	$(103)	$79	$(183)	$29
Commercial real estate	(68)	-	(11)	-	-
One-to-four family – mixed-use property	34	(520)	24	36	(173)
One-to-four family – residential	-	40	-	7	(299)
Small Business Administration	26	186	317	(42)	(31)
Taxi Medallion	54	142	-	-	-
Commercial business and other	(12)	(179)	(6)	(23)	16
Total net loan charge-offs (recoveries)	$18	$(434)	$403	$(205)	$(458)

Core Diluted EPS, Core ROAE, Core ROAA, and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

GAAP income before income taxes	$17,514	$22,402	$15,176

Net loss from fair value adjustments	378	509	987
Net loss on sale of securities	-	839	-
Gain from life insurance proceeds	(1,161)	(2)	(411)
Net gain on sale of buildings	-	(14,204)	-
Prepayment penalty on borrowings	-	8,274	-

Core income before taxes	16,731	17,818	15,752

Provision for income taxes for core income	5,020	6,227	6,041

Core net income	$11,711	$11,591	$9,711

GAAP diluted earnings per common share	$0.42	$0.50	$0.33

Net loss from fair value adjustments, net of tax	0.01	0.01	0.02
Net loss on sale of securities, net of tax	-	0.02	-
Gain from life insurance proceeds	(0.04)	-	(0.01)
Net gain on sale of buildings, net of tax	-	(0.29)	-
Prepayment penalty on borrowings, net of tax	-	0.17	-

Core diluted earnings per common share*	$0.40	$0.40	$0.33

Core net income, as calculated above	$11,711	$11,591	$9,711
Average assets	6,168,848	6,003,125	5,774,750
Average equity	517,800	512,317	479,424
Core return on average assets**	0.76%	0.77%	0.67%
Core return on average equity**	9.05%	9.05%	8.10%

*Core diluted earnings per common share may not foot due to rounding.
**Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2017	2016	2016
Total Equity	$525,402	$513,853	$487,779
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	391	389	407
Tangible Stockholders' Common Equity	$509,666	$498,115	$472,059

Total Assets	$6,231,485	$6,058,487	$5,813,067
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	391	389	407
Tangible Assets	$6,215,749	$6,042,749	$5,797,347

Tangible Stockholders' Common Equity to Tangible Assets	8.20%	8.24%	8.14%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400